EXHIBIT 1

                             JOINT FILING AGREEMENT

      We, the undersigned, agree that the attached Schedule 13G relating to the common stock of American Bank Note Holographics, Inc., is filed on behalf of each of us.

Dated: October 21, 2003

                                        LEVY, HARKINS & CO., INC.

                                        By: /s/ Michael J. Harkins
                                           -------------------------------------
                                        Name:
                                        Title:


                                        THE GRACY FUND, L.P.

                                        By: /s/ Edwin A. Levy
                                           -------------------------------------
                                        Name:  Edwin A. Levy
                                        Title: General Partner

                                        By: /s/ Michael J. Harkins
                                           -------------------------------------
                                        Name:  Michael J. Harkins
                                        Title: General Partner


                                        /s/ Edwin A. Levy
                                        ----------------------------------------
                                        Edwin A. Levy


                                        /s/ Michael J. Harkins
                                        ----------------------------------------
                                        Michael J. Harkins